Exhibit 99.1

Press Release	Source: La Cortez Energy, Inc.

La Cortez Energy Announces Former President of Hocol, S.A Jose Montoya to the Board of Directors
Wednesday October 15, 2:30 am ET

SARASOTA, Fla.--(BUSINESS WIRE)--La Cortez Energy, Inc. (OTCBB: LCTZ - News) is pleased to announce Mr. Jose Montoya has joined the Board of Directors, expanding its current number of directors to six.

A 27 year veteran of the oil and gas industry in Latin America, Mr. Montoya started his career at Shell and held various management positions over 19 years with the company and its subsidiaries in Latin America. During this time, Mr. Montoya’s positions included Corporate Planning and Business Development Manager, Operations Manager, Oil Marketing Director and General Manager of Shell Downstream Paraguay.

In 1997, Mr. Montoya joined Hocol S.A. (a Colombian company previously owned by Shell) where he held various executive management positions, including Business Development Manager, Chief Financial Officer, Chief Operating Officer, and President & CEO until September 2007. Mr. Montoya continued to be a Board member and consultant to the management of Hocol S.A. a subsidiary of the French group Maurel et Prom M&P until September 2008. Mr. Montoya is currently a partner-owner of the energy consultant firm Upside - Energy and Mining Services and a founding partner of the Leadership and Management Center. Both companies are located in Bogotá, Colombia.

Mr. Montoya holds a Bachelor Degree in Chemistry Engineering from the National University of Colombia.

President and CEO Andres Gutierrez said, "I am very pleased to announce the appointment of Jose Fernando Montoya as a new member of the Board of Directors of La Cortez Energy, Inc. The objective of our company is to develop a substantial E&P business in South America, with an initial focus in Colombia and Peru. Mr. Montoya is also a key addition to our Board of Directors. His experience of more than 25 years in the industry as a leader of important E&P companies, his knowledge on the business in the region and his relationships will be a valuable asset to our company and great contribution to the execution of La Cortez's corporate strategy."

About La Cortez Energy, Inc.

La Cortez Energy, Inc. is an early stage oil and gas exploration and production company currently pursuing a business strategy in the energy sector in South America, with an initial focus on identifying oil and gas exploration and production opportunities in Colombia. To that end, the Company has recently established a subsidiary, La Cortez Energy Colombia, E.U., with offices in Bogotá, Colombia.

For more information, please contact the Company’s Investor Relations department at 888-805-(LCTZ)5289.

Forward-Looking Statements

Certain statements in this news release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company, including, but not limited to, the Company's ability to identify corporate acquisition and/or joint venture opportunities in the energy sector in Colombia, Peru and Brazil and, more generally, in Latin America, and to establish the technical and managerial infrastructure to take advantage of, and successfully participate in such opportunities, future economic conditions, political stability and energy prices. Additional information on risks and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission.

Contact:
La Cortez Energy, Inc., Sarasota
Bruce Nurse, 303-662-1991

Source: La Cortez Energy, Inc.